UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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Dover Downs Gaming & Entertainment, Inc.
(Name of Registrant as Specified In Its Charter)

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DOVER DOWNS GAMING & ENTERTAINMENT, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD APRIL 25, 2007

DEAR STOCKHOLDER:

PLEASE TAKE NOTICE that the 2007 Annual Meeting of Stockholders of DOVER DOWNS GAMING & ENTERTAINMENT, INC., a Delaware corporation, will be held at the Dover Downs Hotel, 1131 N. DuPont Highway, Dover, Delaware, on Wednesday, April 25, 2007, at 11:30 A.M.

At the meeting you will be asked to:

1.                elect two Class II Directors to the Board of Directors;

2.                consider and act upon such other business as may properly come before the Annual Meeting or any adjournment of the meeting.

BY ORDER OF THE BOARD OF DIRECTORS
KLAUS M. BELOHOUBEK
Senior Vice President—General Counsel and Secretary

Dover, Delaware
March 30, 2007

Please complete, sign and date the proxy card as promptly as possible and return it in the enclosed envelope.

PROXY STATEMENT

DOVER DOWNS GAMING & ENTERTAINMENT, INC.
ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD APRIL 25, 2007

INFORMATION CONCERNING SOLICITATION AND VOTING

Your vote is very important. For this reason, our Board of Directors is requesting that you permit your stock to be represented at our 2007 Annual Meeting of Stockholders by the proxies named on the enclosed proxy card. This Proxy Statement contains important information for you to consider when deciding how to vote on the matters brought before the Annual Meeting. Please read it carefully.

References in this Proxy Statement to the “Company,” “we,” “us” and “our” shall mean DOVER DOWNS GAMING & ENTERTAINMENT, INC., a Delaware corporation, and/or its wholly-owned subsidiaries, as appropriate. This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of our Board of Directors. Proxies solicited by this Proxy Statement are to be voted at our Annual Meeting or at any adjournment of the meeting.

The mailing address for our principal executive office is P.O. Box 1412, Dover, Delaware 19903. This Proxy Statement and the form of proxy were first sent to our stockholders on or about March 30, 2007.

GENERAL INFORMATION ABOUT THE MEETING

Who may vote

You may vote your stock if our records show that you owned your shares as of the close of business on March 23, 2007. On that date, our outstanding capital stock consisted of 15,644,607 shares of common stock, par value $.10 per share (the “Common Stock”), and 17,003,173 shares of Class A common stock, par value $.10 per share (the “Class A Common Stock”). Shares of Class A Common Stock are convertible at any time into shares of Common Stock on a share-for-share basis at the option of the holder.

Effect of Recent Stock Split

On June 15, 2006, we effected a three-for-two stock split in the form of a 50% stock dividend. All share numbers in this Proxy Statement have been adjusted to reflect the effect of the stock split.

Voting rights in general

If you hold Common Stock, you are entitled to one vote for each share of Common Stock held. If you hold Class A Common Stock, you are entitled to ten votes for each share of Class A Common Stock held, except to the extent that voting by class is required by law. At a meeting of stockholders at which a quorum is present, a majority of the votes cast decides all questions, unless the matter is one upon which a different vote is required by express provision of law or our Certificate of Incorporation or By-Laws. Under the General Corporation Law of the State of Delaware, holders of Common Stock and Class A Common Stock are only entitled to vote as a class with respect to certain limited matters, such as certain amendments to our Certificate of Incorporation which would change the rights of only one class of stock.

Voting your proxy

Whether you hold shares in your name or through a broker, bank or other nominee, you may vote without attending the meeting. You may vote by granting a proxy or, for shares held through a broker, bank or other nominee, by submitting voting instructions to that nominee. Instructions for voting are on your proxy card. For shares held through a broker, bank or other nominee, follow the instructions on the voting instruction card included with your voting materials. If you provide specific voting instructions, your shares will be voted as you have instructed and as the proxy holders may determine within their discretion with respect to any other matters that properly come before the meeting.

If you hold shares in your name, and you sign and return a proxy card without giving specific voting instructions, your shares will be voted as recommended by our Board on all matters and as the proxy holders may determine in their discretion with respect to any other matters that properly come before the meeting. If you hold your shares through a broker, bank or other nominee and you do not provide instructions on how to vote, your broker or other nominee may have authority to vote your shares on certain matters.

Vote required for election of Directors

The election of our Board nominees will require a plurality of the votes cast by the shares entitled to vote. This means that the nominees receiving the greatest number of votes will be elected. Accordingly, abstentions and broker non-votes will not affect the outcome of the election of directors. There is no class voting or cumulative voting with respect to the election of directors.

Our Chairman, Henry B. Tippie, has the right to vote shares of Common Stock and Class A Common Stock that add up to more than fifty percent of the voting power of all of our outstanding capital stock. This means that his vote is all that is needed to elect all of the Board nominees. Mr. Tippie has indicated that he intends to vote all shares under his control in favor of all of the Board nominees.

Votes needed to hold the meeting (“Quorum”)

The meeting will be held if a majority of our outstanding shares on the record date entitled to vote is represented at the meeting. This is called a quorum. Your shares will be counted for purposes of determining if there is a quorum, even if you wish to abstain from voting on some or all matters introduced at the meeting, if you:

•       are present and vote in person at the meeting; or

•       have properly submitted a proxy card as permitted by your proxy card.

Matters to be voted on at the meeting and conduct of the meeting

The following proposal will be presented for your consideration at the meeting:

•       to elect two Class II Directors to our Board of Directors.

We currently are not aware of any business to be acted upon at the meeting other than the election of Directors. If other business is properly raised, your proxies have authority to vote as they think best, including authority to adjourn the meeting.

Our Chairman has broad authority to conduct the meeting so that the business of the meeting is carried out in an orderly and timely manner. We have not previously had any need to provide rules of conduct in advance of our annual meetings and do not anticipate doing so for this meeting since the Chairman has broad discretion to establish reasonable rules for discussion, comments and questions during the meeting and, if required, is entitled to rely upon applicable law regarding disruptions or disorderly conduct to ensure that the meeting proceeds in a manner that is fair to all participants.

Cost of this proxy solicitation

We will pay the costs of the solicitation of proxies. We may reimburse brokerage firms and other persons representing beneficial owners of shares for expenses incurred in forwarding the voting materials to their customers who are beneficial owners and obtaining their voting instructions. In addition to soliciting proxies by mail, our board members, officers and employees may solicit proxies on our behalf, without additional compensation, personally or by telephone, or we may ask our proxy solicitor to solicit proxies on our behalf for a nominal charge.

Voting in person at the meeting

You may vote shares held directly in your name in person at the meeting. If you want to vote shares that you hold in street name at the meeting, you must request a legal proxy from your broker, bank or other nominee that holds your shares.

Changing your vote

You may revoke your proxy and change your vote at any time before the final vote at the meeting. You may do this by signing a new proxy card with a later date, voting on a later date by telephone (if permitted by your proxy card), or by attending the meeting and voting in person. However, your attendance at the meeting will not automatically revoke your proxy; you must specifically revoke your proxy.

Voting recommendations

Our Board recommends that you vote “FOR” each of the nominees to our Board of Directors.

Voting results

The preliminary voting results will be announced at the meeting. The final voting results will be tallied by our Transfer Agent and Inspector of Elections and published in our quarterly report on Form 10-Q for the fiscal quarter ended March 31, 2007.

STOCK OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

The table below, based on information we have received, shows the number of shares of Common Stock and Class A Common Stock owned as of March 23, 2007 by:

•       each of our Directors or nominees for Director;

•       each of our Executive Officers named in the SUMMARY COMPENSATION TABLE;

•       our Executive Officers and Directors as a group; and

•       Stockholders owning five percent or more of our Common Stock or Class A Common Stock

	Number of Shares
	and Nature of Beneficial				Percentage Beneficially		Percentage of
	Ownership by Class(1)				Owned by Class		Combined Voting
	Common		Class A		Common	Class A	Power of
Names and Addresses of Beneficial Owners	Stock		Common Stock		Stock	Common Stock	Both Classes
Estate of John W. Rollins(2)	18,800		5,100,000		0.1%	30.0%	27.5%
P.O. Box 26557
Austin, TX 78755
Henry B. Tippie(2)	176,300	(3)	9,556,500	(3)(4)	1.1%	56.2%	51.6%
P.O. Box 26557
Austin, TX 78755
R. Randall Rollins	—		2,131,500	(4)	—	12.5%	4.4%
2170 Piedmont Road, NE
Atlanta, GA 30324
Jeffrey W. Rollins	37,942	(5)	1,046,673		0.2%	6.2%	5.7%
1105 N. Market Street, Suite 300
Wilmington, DE 19801
Denis McGlynn	196,193		709,950	(6)	1.3%	4.2%	3.9%
1131 N. DuPont Highway
Dover, DE 19901
John W. Rollins, Jr.	360,340	(7)	—		2.3%	—	0.2%
P.O. Box 1239
Chadds Ford, PA 19317
Patrick J. Bagley	65,550		—		0.4%	—	< 0.1%
1131 N. DuPont Highway
Dover, DE 19901
Kenneth K. Chalmers	3,600	(8)	—		< 0.1%	—	< 0.1%
233 South Wacker Drive
Suite 9650
Chicago, IL 60606
Klaus M. Belohoubek	123,318	(9)	—		0.8%	—	0.1%
3505 Silverside Road
Plaza Centre Bldg., Suite 203
Wilmington, DE 19810
Edward J. Sutor	152,619		—		1.0%	—	0.1%
1131 N. DuPont Highway
Dover, DE 19901

Timothy R. Horne	90,695		—		0.6%	—	< 0.1%
1131 N. DuPont Highway
Dover, DE 19901
Gary W. Rollins	—		2,131,500		—	12.5%	11.5%
2170 Piedmont Road, NE
Atlanta, GA 30324
Michele M. Rollins	102,907		1,000,000		0.7%	5.9%	5.4%
P.O. Box 4131
Greenville, DE 19807
Eugene W. Weaver	170,430	(10)	1,732,500	(10)	1.1%	10.2%	9.4%
570 Winturford Drive
West Chester, PA 19382
Barclays Global Investors, N.A.	1,588,627		—		10.2%	—	0.9%
45 Fremont Street
San Francisco, CA 94105
Gabelli Asset Management, Inc.	779,151		—		5.0%	—	0.4%
One Corporate Center
Rye, NY 10580
Gates Capital Management, Inc.	824,407		—		5.3%	—	0.4%
1177 Avenue of the Americas
32nd Floor
New York, NY 10036
Renaissance Technologies Corp	1,226,350		—		7.8%	—	0.7%
800 Third Avenue
New York, New York 10022
All Directors and Officers as a Group (10 persons)(4)	1,206,557		12,138,123		7.7%	71.4%	66.0%

        (1) Our Class A Common Stock entitles the holder to ten votes per share and our Common Stock allows for one vote per share. Class A Common Stock is convertible, at any time, on a share-for-share basis into Common Stock at the option of the holder. As a result, pursuant to Rule 13d-3 of the Securities Exchange Act of 1934, a stockholder is deemed to have beneficial ownership of the shares of Common Stock which the stockholder may acquire upon conversion of Class A Common Stock. In order to avoid overstatement, the amount of Common Stock shown above as beneficially owned does not take into account shares of Common Stock which may be acquired upon conversion of Class A Common Stock (an amount which is equal to the number of shares of Class A Common Stock held by a stockholder). The percentages shown in this table are based on 15,644,607 shares of Common Stock and 17,003,173 shares of Class A Common Stock outstanding as of March 23, 2007. The above numbers include the following shares of Common Stock subject to options granted under our 2002 Stock Incentive Plan, as amended and restated (the “Plan”), which the employee has the right to acquire beneficial ownership within 60 days as specified in Rule 13d-3 of the Securities Exchange Act of 1934: Denis McGlynn, 67,976 shares; Edward J. Sutor, 56,233 shares; Timothy R. Horne, 56,000 shares; Klaus M. Belohoubek, 67,318 shares; Patrick J. Bagley, 30,000 shares; and all directors and officers as a group, 277,527 shares. The above numbers include the following shares of restricted Common Stock granted under the Plan which have not vested: Denis McGlynn, 31,900 shares; Edward J. Sutor, 23,100 shares; Timothy R. Horne, 22,100 shares; Klaus M.

Belohoubek, 22,100 shares; Patrick J. Bagley, 22,100 shares; and all directors and officers as a group, 121,300 shares. Unvested shares are included as beneficially owned because the grantees have the right to vote the shares.

        (2) Henry B. Tippie is the executor of the Estate of John W. Rollins (the “Estate”).

        (3) Includes 157,500 shares of Common Stock and 150,000 shares of Class A Common Stock held by his wife, and 5,100,000 shares of Class A Common Stock and 18,800 shares of Common Stock held by the Estate, as to which Mr. Tippie disclaims any beneficial interest.

        (4) 1,306,500 shares of Class A Common Stock owned by R. Randall Rollins are included under both the holdings of Henry B. Tippie and the holdings of Mr. Rollins. Mr. Rollins has investment power over these shares and Mr. Tippie has the right to vote these shares pursuant to a Stockholders Voting Agreement between Mr. Tippie and Mr. Rollins. The terms of this agreement are outlined below under the heading Corporate Governance and Board of Directors’ Committees and Meetings—Controlled Corporation Status. For purposes of calculating the holdings and percentage ownership under the heading “All Directors and Officers as a Group,” these 1,306,500 shares are only included one time in order to avoid overstatement.

        (5) Includes 37,942 shares of Common Stock owned by a limited liability corporation over which Mr. Rollins has sole voting and investment power. 77,782 shares beneficially owned by Mr. Rollins are held in a brokerage margin account and as such have been pledged as security for the account.

        (6) Includes 154,350 shares of Class A Common Stock held by his wife, as to which Mr. McGlynn disclaims any beneficial interest.

        (7) Includes 945 shares of Common Stock held by his wife.

        (8) Includes 2,100 shares of Common Stock held by his wife, as to which Mr. Chalmers disclaims any beneficial interest.

        (9) 5,925 shares beneficially owned by Mr. Belohoubek are held in a brokerage margin account and as such have been pledged as security for the account.

  (10) Includes 25,500 shares of Common Stock and 90,000 shares of Class A Common Stock held by his wife as to which Mr. Weaver disclaims any beneficial interest; and 630,000 shares of Class A Common Stock owned by a partnership over which Mr. Weaver has sole voting power. 23.86% of the partnership is held directly by Mr. Weaver and 23.84% is held directly by his wife. Mr. Weaver disclaims any beneficial interest in 76.14% of the partnership.

ELECTION OF DIRECTORS

Two of our Directors are standing for reelection at the Annual Meeting to serve as Class II Directors for a term of three years, and until the election and qualification of their successors. Our other five Directors are not standing for reelection because their terms as Directors extend past the Annual Meeting pursuant to provisions of our Certificate of Incorporation which provide for the election of Directors for staggered terms, with each Director serving a three year term.

We have seven members and two vacancies on our Board of Directors. There are positions for a Class I and a Class II Director which will both remain vacant immediately after the Annual Meeting. Our Board believes that it is in our and your best interests to keep these vacancies on the Board so that the Board may, if the opportunity arises, appoint candidates in the future without amending our Certificate of Incorporation. A majority of the members of our Board of Directors may appoint individuals to fill the vacancies.

Unless you WITHHOLD AUTHORITY, the proxy holders will vote FOR the election of the nominees named below to three-year terms as Directors. Although our Board of Directors does not contemplate the possibility, in the event a nominee is not a candidate or is unable to serve as a Director at the time of the election, unless you WITHHOLD AUTHORITY, the proxies will be voted for such nominee as is designated by our Board of Directors to fill the vacancy.

The name and age of each of our Directors and each of the nominees, his principal occupation, and the period during which he has served us as a Director are set forth below.

Names of Nominees	Principal Occupation(1)	Service as Director	Age
Class II (Term Expires 2010)
John W. Rollins, Jr.	Retired—Former President, Chief Executive Officer and Director, Rollins Truck Leasing Corp.	2002 to date	64
Patrick J. Bagley	Senior Vice President—Finance and Chief Financial Officer, Dover Motorsports, Inc.	2002 to date	59
Names of Directors Whose Terms Have Not Expired
Class III (Term Expires 2008)
Denis McGlynn	President and Chief Executive Officer; President, Chief Executive Officer and Director, Dover Motorsports, Inc	2002 to date	61
Jeffrey W. Rollins	Principal, Market Grove Partners	2002 to date	42
Kenneth K. Chalmers	Retired—Former Executive Vice President of Bank of America	2002 to date	77
Class I (Term Expires 2009)
Henry B. Tippie	Chairman of the Board; Chairman of the Board and Chief Executive Officer, Tippie Services, Inc.; Chairman of the Board, Dover Motorsports, Inc.	2002 to date	80
R. Randall Rollins	Chairman of the Board, Rollins, Inc.; Chairman of the Board, RPC, Inc.; Chairman of the Board, Marine Products Corporation	2002 to date	75

(l)             Except as noted, the nominees and other Directors have held one or more of the positions of responsibility set out in the above column (but not necessarily their present titles) for more than five years. In addition to the directorships listed in the above column, the following Directors also serve on the Board of Directors of the following companies: Henry B. Tippie serves on the Boards of Rollins, Inc., RPC, Inc. and Marine Products Corporation. Jeffrey W. Rollins serves on the Board of Delaware Sterling Bank. R. Randall Rollins, Kenneth K. Chalmers, Patrick J. Bagley, John W. Rollins, Jr., and Jeffrey W. Rollins serve on the Board of Dover Motorsports, Inc. Jeffrey W. Rollins is a co-founder of Market Grove Partners (formerly known as Context Ventures Inc., LLC), a firm that provides management and financial services. Dover Motorsports, Inc. is a promoter of motorsports events. We were spun-off from Dover Motorsports, Inc. on April 1, 2002. Rollins Truck Leasing Corp. was merged into a subsidiary of Penske Truck Leasing Co., L.P. in 2001 and was engaged in the business of truck leasing. Rollins, Inc. is a consumer services company engaged in residential and commercial termite and pest control. RPC, Inc. is engaged in oil and gas field services. Marine Products Corporation is engaged in boat manufacturing. Bank of America and Delaware Sterling Bank are financial institutions. Tippie Services, Inc. provides management services. Michele M. Rollins is the widow of John W. Rollins and stepmother of John W. Rollins, Jr. and Jeffrey W. Rollins. John W. Rollins, Jr. and Jeffrey W. Rollins are brothers. Gary W. Rollins and R. Randall Rollins are brothers, and they are cousins of John W. Rollins, Jr. and Jeffrey W. Rollins.

Our Board of Directors recommends a vote FOR the nominees listed.

CORPORATE GOVERNANCE AND BOARD OF DIRECTORS’
COMMITTEES AND MEETINGS

Our Board of Directors held five meetings in 2006. All meetings were attended by one hundred percent of the Board. Board members are encouraged to attend our Annual Meeting of Stockholders and all Board members were in attendance at last year’s meeting.

Audit Committee

Our Audit Committee consists of Kenneth K. Chalmers, Chairman, R. Randall Rollins and Jeffrey W. Rollins. The Audit Committee held five meetings in 2006. The Committee’s functions are described below under the caption Report of the Audit Committee. Our Board has determined that each of our Audit Committee members is an “independent director” and that each member qualifies as an “audit committee financial expert” as those terms are defined by applicable New York Stock Exchange and Securities and Exchange Commission rules and regulations.

We have adopted Independence Guidelines for determining whether a director qualifies as independent. A copy of these guidelines may be found at our website (www.doverdowns.com) under the heading Investor Relations. In accordance with the rules of the New York Stock Exchange, no director will qualify as independent unless our Board affirmatively determines that the director has no material relationship with the Company that would affect the director’s independence. In addition to the independence standards which have been promulgated by the New York Stock Exchange, we have adopted certain categorical standards to assist in making a determination of independence. Relevant text from our Independence Guidelines setting forth these standards is reproduced below:

Except in special circumstances, as determined by a majority of the independent members of the Board, the following relationships will be considered not to be material relationships that would affect a Board member’s independence:

(i)     If the director, or a member of the director’s immediate family, has received less than one hundred thousand dollars (US $100,000) per year in direct compensation from the Company (other than director and committee fees and pension or other forms of deferred compensation for prior service which are not contingent in anyway on continued services) within the past three (3) years.

(ii)    If the director is a director or officer, or any member of the director’s immediate family is a director or officer of a bank to which the Company is indebted, and the total amount of the indebtedness does not exceed one percent (1%) of the total assets of the bank for any of the past three (3) years.

(iii)   If the director or any member of the director’s immediate family serves as an officer, director, trustee or primary spokesperson of a charitable or educational organization, and donations by the Company do not exceed the greater of two percent (2%) or one million dollars (US $1,000,000) of the organization’s total annual charitable receipts for any of the past three (3) years.

(iv)   If the director has a relationship with the Company of a type covered by item 404(a) and/or item 404(b) of the Securities and Exchange Commission’s Regulation S-K (or any successor regulation), and that relationship need not, according to the terms of those items and any then-current proxy regulations, be disclosed in the Company’s annual proxy statement (except for relationships described elsewhere in these guidelines in which case the other guideline will govern).

(v)    If the director, or a member of the director’s immediate family, has direct or beneficial ownership (as defined by Rule 13d to the Securities Exchange Act of 1934) of any amount of any class of common stock of the Company.

Our Board has also determined that each of our Audit Committee members is independent based on these standards.

Executive Committee

Our Executive Committee consists of Henry B. Tippie, Chairman, and Denis McGlynn. The Executive Committee held one meeting in 2006. The Executive Committee has the power to exercise all of the powers and authority of our Board of Directors in the management of the business and affairs of the Company in accordance with the provisions of our By-Laws.

Compensation and Stock Incentive Committee

Our Compensation and Stock Incentive Committee consists of Henry B. Tippie, Chairman, and R. Randall Rollins. The Compensation and Stock Incentive Committee held two meetings in 2006. The Committee establishes compensation and benefits for the Company’s directors, executive officers and certain key employees and administers the Company’s Stock Incentive Plan, including the granting of restricted stock awards to various employees of the Company and its subsidiaries. The Committee does not have a formal charter and is not required to have one under New York Stock Exchange rules since we are a controlled corporation as described below under the heading Controlled Corporation Status.

Nominating and Corporate Governance Committee

Our Nominating and Corporate Governance Committee consists of Henry B. Tippie, Chairman, and R. Randall Rollins. The Committee does not have a formal charter; it was formed by resolution of the full Board of Directors in 2002 for the following purposes:

•       to recommend to our Board of Directors nominees for director and to consider any nominations properly made by a stockholder;

•       upon request of our Board of Directors, to review and report to the Board with regard to matters of corporate governance; and

•       to make recommendations to our Board of Directors regarding the agenda for our annual stockholder’s meetings and with respect to appropriate action to be taken in response to any stockholder proposals.

The Nominating and Corporate Governance Committee held two meetings in 2006. We are not required by law or by New York Stock Exchange rules to have a nominating committee since we are a controlled corporation as described below under the heading Controlled Corporation Status. We established the Nominating and Corporate Governance Committee to promote responsible corporate governance practices and we currently intend to maintain the Committee going forward.

Controlled Corporation Status

We have elected to be treated as a “controlled corporation” as defined by New York Stock Exchange Rule 303A. This Rule provides that a controlled corporation need not comply with the requirements of Sections 303A.01, 303A.04 and 303A.05 of the New York Stock Exchange Listed Company Manual. Section 303A.01 requires that listed companies have a majority of independent directors. As a controlled corporation, this Section does not apply to us. We are only required to make an independence determination relative to our audit committee members—all three of whom are independent. Two of our directors, Denis McGlynn and Patrick J. Bagley are our employees and, therefore, cannot be considered independent. No other directors or their immediate family members are employees of ours. Our Board is not required to and has not formally made an assessment as to the independence of these directors. Sections 303A.04 and 303A.05 require that listed companies have a nominating & corporate governance committee and a compensation and stock incentive committee, in each case composed entirely of independent directors. In addition, each committee must have a charter that addresses both the committee’s purpose and responsibilities and the need for an annual performance evaluation by the committee. While we have a nominating & corporate governance committee and a compensation committee, we are not required to and do not comply with all of the provisions of Sections 303A.04 and 303A.05. We are a controlled corporation because a single person, Henry B. Tippie, the Chairman of our Board of Directors, controls in excess of fifty percent of our voting power. This means that he has the ability to determine the outcome of the election of directors at our annual meetings and to determine the outcome of many significant corporate transactions, many of which only require the approval of a majority of our voting power. Such a concentration of voting power could also have the effect of delaying or preventing a third party from acquiring us at a premium.

Mr. Tippie’s voting control emanates from his direct and indirect holdings of Common Stock and Class A Common Stock, from his status as executor of the Estate of John W. Rollins, our largest stockholder, and from certain shares as to which he has voting rights pursuant to a voting agreement described below. As of March 23, 2007, Mr. Tippie has control over 51.6% of our voting power.

On December 16, 2005, Mr. Tippie and R. Randall Rollins, another one of our directors, entered into a Second Amended and Restated Stockholders Voting Agreement and Irrevocable Proxy pursuant to which Mr. Rollins grants to Mr. Tippie the right to vote 1,306,500 shares of Class A Common Stock owned by Mr. Rollins. Mr. Rollins is also the beneficial owner of an additional 825,000 shares of Class A Common Stock none of which are subject to this agreement. We are advised that one of the purposes of the agreement was to maintain our status as a “controlled corporation.”

We are not a party to the Stockholders Voting Agreement and Irrevocable Proxy. The agreement is attached to a Schedule 13D filing made by the Estate of John W. Rollins and Mr. Tippie and filed with the SEC on December 16, 2005. Under the terms of this agreement, Mr. Rollins and Mr. Tippie agree to consult with each other relative to matters involving the voting of shares of our stock yet each stockholder reserves the right to vote shares beneficially owned by him in any manner he sees fit in his sole discretion, except that Mr. Rollins grants to Mr. Tippie the right to vote 1,306,500 shares of Class A Common Stock owned by Mr. Rollins. The agreement has an initial one (1) year term and continues for nine (9) successive one (1) year terms unless Mr. Rollins terminates the agreement prior to its anniversary date. The agreement automatically terminates in the event that Mr. Tippie ceases to control more than 50% of the voting power of the Company (measured by voting control in the outstanding shares of the Company’s Common Stock and Class A Common Stock on a combined basis) or in the event of the death or incapacity of Mr. Tippie. The agreement shall not in any way restrict Mr. Rollins’ right to sell, gift or otherwise dispose of the 1,306,500 shares of Class A Common Stock and shall cease to have any force and effect with respect to any such shares which may be sold, gifted or otherwise disposed of. In the event that all of the 1,306,500 shares of Class A Common Stock are sold, gifted or otherwise disposed of, the agreement automatically terminates. Mr. Tippie is also free at any time to cede voting control back to Mr. Rollins by providing written notice of such intention, in which event the agreement automatically terminates.

Director Nominations

Under Delaware law, there are no statutory criteria or qualifications for directors. The law does permit a corporation to prescribe reasonable qualifications in its by-laws or certificate of incorporation. Our By-Laws require that at the time of nomination for a directorship, the nominee must own no less than 500 shares of our Common Stock. No other criteria or qualifications have been prescribed by us at this time. Our Nominating and Corporate Governance Committee does not have a formal charter or a formal policy with regard to the consideration of director candidates, however, it acts under the guidance of the Corporate Governance Guidelines approved by our Board and posted on our website (www.doverdowns.com) under the heading Investor Relations. We believe that we should preserve maximum flexibility in order to select directors with sound judgment and other qualities which are desirable in corporate governance. According to our Corporate Governance Guidelines, we believe our Board of Directors should be responsible for selecting its own members. Our Board delegates the screening process involved to the Nominating and Corporate Governance Committee. This Committee is responsible for determining the appropriate skills and characteristics required of Board members in the context of the then current make-up of our Board. This determination should take into account all factors which the Committee considers appropriate, such as independence, experience, strength of character, mature judgment, technical skills, diversity, age and the extent to which the individual would fill a present need on the Board. Our By-Laws provide that nominations for the election of directors may be made by any stockholder entitled to vote for the election of directors. Nominations must comply with an advance notice procedure which generally requires that written notice be received by our Secretary not less than ninety days prior to the anniversary of the prior year’s annual meeting and set forth the name, age, business address and, if known, residence address of the nominee proposed in the notice, the principal occupation or employment of the nominee for the past five years and evidence that the nominee owns not less than 500 shares of our Common Stock. We have not engaged, nor do we believe that it is necessary to engage, any third party to assist us in identifying director candidates. We have not received a recommendation for a director nominee from a stockholder. All of the nominees to be voted on at our Annual Meeting are existing directors standing for reelection.

Corporate Governance Guidelines and Codes of Business Conduct and Ethics

We have adopted Corporate Governance Guidelines to promote better understanding of our policies and procedures. At least annually, the Board reviews these guidelines. A copy of our current Corporate Governance Guidelines may be found at our website (www.doverdowns.com) under the heading Investor Relations. As required by the rules of the New York Stock Exchange, our Corporate Governance Guidelines require that our non-management directors meet in at least two regularly scheduled executive sessions per year without management. Our Chairman will generally act as the presiding director but our guidelines provide that the meetings may be chaired by other directors depending on the nature of the matter to be considered.

At our website (www.doverdowns.com), under the heading Investor Relations, you may access a copy of our Corporate Governance Guidelines, our Audit Committee Charter, our Code of Business Conduct and our Code of Business Conduct and Ethic for Directors and Executive Officers and Related Party Transactions Policy. We will also provide a copy of any of these documents, free of charge, to any record or beneficial stockholder. Please make your request in writing, addressed to Timothy R. Horne, Senior Vice President-Finance, Treasurer and Chief Financial Officer, Dover Downs Gaming & Entertainment, Inc., P.O. Box 1412, Dover, DE 19903.

Director Communications

We have a process for interested parties, including stockholders, to send communications to our Board. Communications to any member of our Board of Directors, to the entire Board of Directors or to any Committee or group of Directors, such as our non-management Directors should be mailed as follows:

{designate Director(s), Committee(s) or group to whom you wish your communication sent}

c/o Klaus M. Belohoubek

Senior Vice President—General Counsel

Dover Downs Gaming & Entertainment, Inc.

Concord Plaza

3505 Silverside Road

Plaza Centre Bldg., Suite 203

Wilmington, DE 19810

These instructions are posted on our website (www.doverdowns.com) under the heading Investor Relations. All communications received from interested parties will be forwarded, as appropriate.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

None of the Directors who serve on our Compensation and Stock Incentive Committee are or have ever been our employees. There are no Compensation Committee interlocks requiring disclosure.

DIRECTOR COMPENSATION

Directors that are our employees do not receive any additional compensation for services rendered as a director. Directors who are not our employees are each paid a retainer for Board service of $5,000 per quarter, an attendance fee of $1,250 for each Board of Directors or Committee meeting attended ($2,250 for Audit Committee meetings) and are offered fully paid coverage under our health plans. In addition to the Board of Directors or Committee meeting attendance fees, the following fees are paid quarterly for the chairmanships noted: Chairman of the Board, $5,000; Chairman of the Audit Committee, $3,000; Chairman of the Executive Committee, $3,000; Chairman of the Compensation & Stock Incentive Committee, $2,000; and Chairman of the Nominating & Corporate Governance Committee, $1,000. These are the same fees that were in place during 2006, with the exception that all per meeting attendance fees were $250 less in 2006.

The following table sets forth compensation to our Directors for services rendered as a director during fiscal year 2006. Two of our Directors, Denis McGlynn and Patrick Bagley, are our employees. Mr. McGlynn’s compensation is set forth in the Summary Compensation Table below. Mr. Bagley’s salary and bonus for fiscal year 2006 is set forth in the table below under the heading All Other Compensation. Other than Mr. Bagley, the Directors listed below have never been employed by us or paid a salary or bonus by us, have never been granted any of our options or other stock based awards, and do not participate in any of our sponsored retirement plans.

Name	Fees Earned or Paid in Cash ($)	Stock Awards(2) ($)	Option Awards(2) ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings(3)	All Other Compensation ($)	Total ($)
Henry B. Tippie(1)	$75,000	—	—	—	—	—	$75,000
Kenneth K. Chalmers	$47,000	—	—	—	—	—	$47,000
R. Randall Rollins	$39,000	—	—	—	—	—	$39,000
Jeffrey W. Rollins	$36,000	—	—	—	—	—	$36,000
John W. Rollins, Jr.	$25,000	—	—	—	—	—	$25,000
Patrick J. Bagley(1)	—	$28,328	$31,017	—	$15,355	$120,000	$194,700

(1)           We have entered into non-compete agreements with two of our Directors; our Chairman of the Board, Henry B. Tippie and Patrick J. Bagley. Mr. Tippie’s agreement was entered into on June 16, 2004. Mr. Bagley’s agreement was entered into on February 13, 2006 (extending and superseding the earlier agreement dated June 16, 2004). These agreements are only operative in the event of a change in control. Change in control is defined in these agreements in the same manner as defined in the Employment and Non-Compete Agreements described below in our Compensation Discussion and Analysis. Mr. Tippie’s agreement has no expiration date and shall continue in effect as long as he remains a Director. Mr. Bagley’s agreement has the same term as the Employment and Non-Compete Agreements described below in our Compensation Discussion and Analysis. In the event of a change in control during the term of the agreements and provided that the Director serves as a director of ours when the change in control occurs, the Company must pay to the Director the following change in control fee:  Mr. Tippie, $750,000 and Mr. Bagley, $100,000. For the one (1) year period following the change in control, the Director agrees not to compete with the Company in the gaming business or to solicit the Company’s customers and employees. The scope of the non-competition covenants and the territory covered are the same as provided in the Employment and Non-Compete Agreements described below in our Compensation Discussion and Analysis. The agreements contain no provision relative to continuing the Director’s tenure with the Company for any fixed period of time prior to a change in control. The agreements contain the same tax gross-up as provided in the Employment and Non-Compete Agreements described below in our Compensation Discussion and Analysis to the extent that the payment to the Director may constitute an excess “parachute payment” under the Internal Revenue Code. We estimate that a tax gross-up of $387,400 would have been paid to Mr. Tippie under his agreement and that no tax gross-up would have been paid to Mr. Bagley in the event these agreements would have been triggered due to a hypothetical change in control on December 31, 2006.

(2)           These amounts represent the dollar amount recognized for financial reporting purposes with respect to fiscal year 2006 for prior year option grants and current year and prior year grants of restricted Common Stock awarded under our Stock Incentive Plan, all computed in accordance with Statement of Financial Accounting Standards (“SFAS”) No. 123R. Please refer to Notes 2 and 8 to our consolidated financial statements contained in our Form 10-K for the period ending December 31, 2006 for a discussion of the assumptions used in these computations. When calculating the amounts shown in this table, we have disregarded all estimates of forfeitures. Our Form 10-K has been included in our Annual Report and provided to our stockholders.

(3)           These amounts represent the change during fiscal year ended 2006 of the actuarial value of accrued pension benefits under our Pension Plan and Excess Benefit Plan described below under Pension Benefits. The calculation uses an assumed retirement age of 62 since this represents the earliest age at which unreduced benefits can commence under the plans.

Notwithstanding anything to the contrary set forth in any of our previous filings under the Securities Act of 1933 or the Securities Exchange Act of 1934, that might incorporate future filings, including this Proxy Statement, in whole or in part, the Report of the Audit Committee shall not be incorporated by reference into any such filings.

REPORT OF THE AUDIT COMMITTEE

Our Audit Committee is established pursuant to our By-Laws and the Audit Committee Charter adopted by the Board of Directors and last revised on January 24, 2007. A copy of our Audit Committee Charter is attached to this Proxy Statement as Exhibit A and is also available at our website (www.doverdowns.com) under the heading Investor Relations.

Management is responsible for our internal controls, assessing the effectiveness of these controls and the financial reporting process. Our independent registered public accounting firm is responsible for performing an independent audit of our consolidated financial statements, management’s assessment that we maintained effective internal control over financial reporting as of our year end and the effectiveness of our internal control over financial reporting in accordance with the standards of the Public Company Accounting Oversight Board (United States) and for issuing reports on such. The Audit Committee’s responsibility is generally to monitor and oversee these processes, as described in the Audit Committee Charter. It is not the duty of the Audit Committee to determine that our financial statements are complete and accurate and in accordance with U.S. generally accepted accounting principles or to plan or conduct audits; these are the responsibility of our management and independent registered public accounting firm, respectively.

Each member of our Audit Committee is independent in the judgment of our Board of Directors and as required by the listing standards of the New York Stock Exchange.

In fulfilling its oversight responsibilities with respect to the year ended December 31, 2006, our Audit Committee:

•       Approved the terms of the engagement of KPMG LLP as our independent registered public accounting firm for the year ended December 31, 2006;

•       Reviewed and discussed with our management and the independent registered public accounting firm our audited consolidated financial statements as of December 31, 2006 and for the year then ended;

•       Discussed with the independent registered public accounting firm the matters required to be discussed by the American Institute of Certified Public Accountants’ Statement on Auditing Standards (“SAS”) No. 61, Communication with Audit Committees, as amended by SAS No. 90, the rules of the Securities and Exchange Commission and the standards of the Public Company Accounting Oversight Board (United States);

•       Received from the independent registered public accounting firm written affirmation of their independence and discussed the firm’s independence from us;

•       Reviewed and discussed with the independent registered public accounting firm and our internal auditors the overall scope and plan for their respective audits and reviewed and discussed with each, with and without management present, the results of their examinations, the evaluations of our internal controls and the overall quality of our accounting principles; and

•       Reviewed and discussed with management its assessment that we maintained effective internal control over financial reporting as of our year end.

Based upon the review and discussions referred to above, the Committee recommended to our Board of Directors that our audited consolidated financial statements, as of December 31, 2006 and for the year then ended, and management’s assessment of our internal control over financial reporting, be included in our Annual Report on Form 10-K for the year ended December 31, 2006 for filing with the Securities and Exchange Commission. In giving this recommendation to our Board of Directors, the Audit Committee has relied in part on:

•       management’s representation that such consolidated financial statements have been prepared with integrity and objectivity and in conformity with U.S. generally accepted accounting principles; and

•       the reports of our independent registered public accounting firm with respect to such consolidated financial statements.

Audit Committee
Kenneth K. Chalmers, Chairman
R. Randall Rollins
Jeffrey W. Rollins

COMPENSATION DISCUSSION AND ANALYSIS

Compensation and Stock Incentive Committee

During the fiscal year ended December 31, 2006, the members of our Compensation and Stock Incentive Committee held primary responsibility for determining executive compensation levels. The Committee is composed of two of our non-employee directors who do not participate in the Company’s compensation plans. The Committee determines each year the compensation of our executive officers, administers our Stock Incentive Plan, and adopts or modifies policies that govern our compensation and benefit programs.

The members of our Compensation and Stock Incentive Committee have extensive and varied experience with various public and private corporations—as investors and stockholders, as senior executives, and as directors charged with the oversight of management and the setting of executive compensation levels. Henry B. Tippie, the non-executive Chairman of our Board of Directors and the Chairman of the Compensation and Stock Incentive Committee, has served on the board of directors of twelve different publicly traded companies and has been involved in setting executive compensation levels at all of these companies. R. Randall Rollins has served on the board of directors of seven different publicly traded companies and has similarly been involved in setting executive compensation levels at a majority of these companies.

The Compensation and Stock Incentive Committee has full authority to engage attorneys, accountants and consultants, including executive compensation consultants, to solicit input from management concerning compensation matters, and to delegate any of its responsibilities to one or more Directors or members of management where it deems such delegation appropriate and permitted under applicable law. To date, the Committee has determined that placing undue reliance on the advice of executive compensation consultants is not warranted. The Committee is mindful that the independence and objectivity of certain executive compensation consultants has been called into question in recent years.

The Compensation and Stock Incentive Committee believes that determinations relative to executive compensation levels are best left to the discretion of the Committee and our Board of Directors. In addition to the extensive experience and expertise of the Committee’s members and their familiarity with our performance and the performance of our executive officers, the Committee is able to draw on the experience of other Directors and on various legal and accounting executives employed by us, and the Committee has access to the wealth of readily available public information relative to structuring executive compensation programs and setting appropriate compensation levels. The Committee also believes that the structure of our executive compensation programs should not become overly complicated or difficult to understand.

In connection with structuring various Employment and Non-Compete Agreements with certain of our executive officers and directors in 2004, the Committee instructed outside counsel to engage an executive compensation consultant. The compensation consultant had no ties to us or our executives, had not performed any services for us previously and has not been retained for any purpose since 2004. The agreements are discussed in more detail below. The Committee has not otherwise relied on the advice of outside consultants to structure our executive compensation programs, nor has it engaged in formally benchmarking compensation levels of our executive officers.

General Compensation Objectives and Guidelines

We are engaged in a highly competitive industry. We believe that our success depends on our ability to attract and retain highly qualified and motivated executives. In order to accomplish this objective, we have endeavored to structure our executive compensation in a fashion that takes into account our operating performance and the individual performance of the executive.

The Compensation and Stock Incentive Committee endorses the philosophy that executive compensation should reflect our performance and the contribution of executive officers to that performance. Our compensation policy is designed to achieve three fundamental objectives:  (i) attract and retain qualified executives, (ii) motivate performance to achieve our objectives, and (iii) align the interests of our executives with the long-term interests of our stockholders.

The Committee recognizes that there are many intangibles involved in evaluating performance and in motivating performance, and that determining an appropriate compensation level is a highly subjective endeavor. The analysis of the Committee is not based upon a structured formula and the objectives referred to above are not weighted in any formal manner.

Pursuant to our compensation philosophy, the total annual compensation of our executive officers is made up of one or more of three elements. The three elements are salary, an annual incentive payment and grants of stock based awards such as restricted stock.

We believe a competitive base salary is important to attract, retain and motivate top executives. We believe annual incentive payments are valuable in recognizing and rewarding individual achievement. Finally, we believe equity-based compensation makes executives “think like owners” and, therefore, aligns their interests with those of our stockholders.

We have historically maintained a defined benefit pension plan and a 401(k) savings plan for the benefit of all regular full-time employees. These plans are discussed in more detail below under the heading PENSION BENEFITS.

We do not have any formal stock ownership requirements for our executive officers but note that our Directors and executive officers are significant stockholders of the Company, as is disclosed elsewhere in this Proxy Statement. The Committee is mindful of the stock ownership of our Directors and executive officers but does not believe that it is appropriate to provide a mechanism or formula to take stock ownership (or gains from prior option or stock awards) into account when setting compensation levels. As do many public companies, we have historically provided in our insider trading policies that Directors and executive officers may not sell our securities short and may not sell puts, calls or other derivative securities tied to our stock.

We expect that, as in past years, the salary and other compensation paid to our executive officers will qualify for income tax deductibility under the limits of Section 162(m) of the Internal Revenue Code. However, it is possible that, where merited, the Committee may authorize compensation which may not, in a specific case, be fully deductible by us.

We do not have a formal policy relative to the adjustment or recovery of incentives or awards in the event that the performance measures upon which incentives or awards were based are later restated or otherwise adjusted in a manner that would have reduced the size of an incentive or award. However, as all incentives and awards remain within the discretion of the Compensation and Stock Incentive Committee, the Committee retains the ability to take any such restatements or adjustments into account in subsequent years. In addition, the Sarbanes-Oxley Act requires in the case of accounting restatements that result from material non-compliance with Securities Exchange Commission financial reporting requirements, that chief executive officers and chief financial officers must disgorge bonuses and other incentive-based compensation and profits on stock sales, if the non-compliance results from misconduct.

Salary and Incentive

The salary of each executive officer is determined by the Compensation and Stock Incentive Committee. In making its determinations, the Committee gives consideration to our operating performance for the prior fiscal year and the individual executive’s performance. The Committee solicits input from our Chief Executive Officer with respect to the performance of our executive officers and their compensation levels. The base salaries of our executives have not varied widely from year to year. Effective January 1, 2007, the following adjustments were made to the base salaries of our executive officers. Denis McGlynn: $250,000 (no change from 2006); Edward Sutor: $250,000 ($10,000 increase from 2006); Timothy Horne $225,000 ($25,000 increase from 2006); and Klaus Belohoubek $175,000 ($10,000 increase from 2006). Mr. McGlynn’s base salary has not changed in recent years due to the annual incentive arrangement he has had for many years pursuant to which he has the potential for a significant incentive based on our performance, as is discussed in greater detail below under the heading CEO Compensation.

Annual incentive compensation packages for our executive officers are discretionary and based on our performance and each individual officer’s performance. Except as disclosed below, discretionary bonuses are not subject to any plan or program, written or unwritten, that was communicated in advance to the executive officers for 2006. Bonus amounts for a particular fiscal year are generally determined during the first quarter of the following fiscal year and paid at the discretion of the Compensation and Stock Incentive Committee. Discretionary bonuses were paid in early 2007 to our executive officers for performance during fiscal year ended 2006 in the following amounts:  Timothy Horne: $50,000; and Klaus Belohoubek: $25,000. A discretionary performance based incentive paid to Edward Sutor is discussed below. A discretionary performance based incentive paid to Denis McGlynn is discussed under the heading CEO Compensation below.

In addition, an annual discretionary incentive tied to our annual budget has been established for seven of our senior officers, including our executive officers, pursuant to which each may be entitled to receive a cash incentive payment of up to $15,000 based upon our attainment of certain financial metrics. The metrics are based upon exceeding certain measures contained in our operating budget for the year and are intended to be aggressive but reasonably attainable goals. For fiscal year ended 2006, the metrics were attained and a bonus of $15,000 was paid under this plan to each of the participants in the plan.

An annual discretionary performance based incentive has been established for our Executive Vice President, Edward Sutor. The incentive for fiscal year ending 2007 remains the same as the incentive established for fiscal year ended 2006. There is no formal agreement for this discretionary incentive. It is based on the following resolution adopted by our Compensation and Stock Incentive Committee:  “RESOLVED, that the determination of a discretionary annual incentive for the Executive Vice President for fiscal year ending 2007 will be dependent upon an overall favorable evaluation of the Executive Vice President’s performance and be calculated as one percent of the year over year increase in the Company’s pre-tax earnings, as determined by this Committee in its sole discretion.”  Pursuant to this discretionary performance based incentive, Mr. Sutor was paid $56,278 in early 2007 for his performance during fiscal year ended 2006. In exercising its discretion, the Committee excluded the impact of our two self-tenders on interest expense for fiscal years ended 2005 and 2006.

Equity Based Awards

Our Stock Incentive Plan allows for a wide variety of stock based awards such as stock options and restricted stock awards. We last issued stock options in fiscal year ended 2003 and have no immediate plans to issue additional stock options. We have never issued any stock appreciation rights. Partially in response to changes relative to the manner in which stock options are accounted for under generally accepted accounting principles, we have modified the structure and composition of the long-term equity based component of our executive compensation. In recent years, we have awarded time-based restricted stock in lieu of granting stock options. The terms and conditions of these awards are described in more detail below.

Awards under our Stock Incentive Plan are purely discretionary, are not based upon any specific formula and may or may not be granted in any given fiscal year. For the past three years, we have granted time-based restricted stock to various employees, including our executive officers, in early January.

Consistent with this practice, we granted restricted stock awards to our executive officers in January 2007 in amounts which are consistent with grants made in prior years. The number of shares awarded in January 2007 were as follows:  Denis McGlynn: 7,000 shares; Edward J. Sutor: 6,000 shares; Timothy R. Horne: 5,000 shares; and Klaus M. Belohoubek: 5,000 shares. It is our expectation to continue yearly grants of restricted stock awards although we reserve the right to modify or discontinue this or any of our other compensation practices at anytime.

To date, all of our restricted stock awards have had the same features. The shares vest one-fifth per year beginning on the second anniversary of the grant date. Restricted shares have full voting and dividend rights. However, until the shares vest, they cannot be sold, transferred or pledged. Should the executive leave our employment for any reason prior to the vesting dates (other than due to death or retirement on or after age 65), the unvested shares will be forfeited. None of our outstanding options or restricted stock awards contain a change of control provision that would accelerate the vesting of options or restricted shares in the event we have a change of control. However, the Compensation and Stock Incentive Committee has the discretion to accelerate the vesting of options or restricted shares or to offer to buy out for a payment in cash any option or restricted stock award, on such terms and conditions as the Committee may establish.

Grants are made under our Stock Incentive Plan and the plan is administered pursuant to Rule 16b-3 of the Securities Exchange Act of 1934. When considering the grant of stock based awards, the Committee gives consideration to our overall performance and the performance of individual employees. More detail about our restricted stock awards, including awards made during 2006, can be found below in our SUMMARY COMPENSATION TABLE and the GRANTS OF PLAN-BASED AWARDS TABLE.

Employment and Non-Compete Agreements

We entered into employment and non-compete agreements with our executive officers on February 13, 2006 (extending and superseding the earlier agreements dated June 16, 2004). The agreements are substantially identical in the following respects.

The agreements are only operative in the event of a change in control. The agreements do not obligate us to employ any executive officer for any period of time prior to a change in control. All of our executive officers can be terminated at our will at any time prior to a change in control with or without cause. The agreements all have a two (2) year term and shall automatically renew for successive two (2) year terms, provided that at any time prior to any such renewal, the Compensation and Stock Incentive Committee has discretion to terminate the automatic renewal provision. “Change in control” is defined under the agreements to mean the earlier to occur of (a) ten (10) days following the closing of a tender offer for our stock or (b) the closing of a merger or similar transaction involving us and any other entity; provided that it shall not be a change in control if our stockholders immediately prior to the transaction own, directly or indirectly in substantially the same proportion, at least 60% of the voting securities of the survivor of such transaction immediately following the transaction.

There are no other agreements or understandings between us and any executive officer which guarantee continued employment or guarantee any level of compensation, including incentive or bonus payments, to the executive officer.

In the event of a change in control during the term of the agreements and provided that the executive officer is employed by us when the change in control occurs, we must pay to the executive officer a certain change in control fee in the amount described below. Each agreement specifies an “extension period” for a certain number of months, also as described below, during which the executive officer shall receive a monthly payment equal to one-twelfth of the sum of (a) the executive officer’s then-current annual base salary (excluding any incentive or bonus), and (b) the amount of any cash bonus awarded to the executive officer for the then-most recently concluded fiscal year of the Company. The agreements for our Chief

Executive Officer and our Executive Vice President provide that for purposes of calculating this monthly amount, the executive officer’s cash bonus shall be the actual cash bonus for our then most recently concluded fiscal year, but not less than 75% and not greater than 125% of the average cash bonus awarded to the executive officer for our then most recently concluded fiscal year and the preceding two fiscal years. The executive officer shall also be entitled to health, welfare and certain fringe benefits on terms no less favorable than those which he had prior to the change in control.

During the extension period, the executive officer agrees not to, directly or indirectly, engage in any capacity in the casino business or to assist any business that is in the casino business and that competes with us anywhere in the State of Delaware or within a 50 mile radius of our facility in Dover, Delaware. The executive officer is also prohibited, during the extension period, from soliciting our customers and employees.

During the extension period, the executive officer shall continue as an employee. We are free to terminate the executive officer with or without cause. If termination is without cause, we shall continue to pay the monthly amount for the extension period. If the termination is for cause, we shall continue to pay one-half of the monthly amount since the agreement allocates 50% of the monthly amount post-termination to severance and 50% is paid in consideration of the executive officer’s non-compete covenants. “Cause” is defined under the agreement to mean a unanimous determination by our Board of Directors that the executive officer has been convicted of a felony, has embezzled from or committed fraud against us, which embezzlement or fraud has a material adverse financial impact on us or gross insubordination which has continued after written notice from the Board of Directors which determination is upheld by a final, non-appealable arbitration award.

The executive officer shall be entitled to continue receiving the monthly amount during the extension period if he voluntarily terminates his employment for good reason. “Good reason” is defined under the agreements to mean a (i) reduction in title, responsibilities, administrative support or support services, (ii) relocation of executive officer’s office, (iii) travel at a level that exceeds the travel requirements before the change in control, (iv) any breach by us of our obligations under the agreement, (v) any breach by the purchaser under a merger or acquisition agreement pursuant to which the change in control takes place relating to employee benefits or directors’ and officers’ insurance or indemnification provisions, or (vi) any reason whatsoever two months after the change in control.

Upon termination of the executive officer’s employment, he shall also be entitled to receive a pension benefit equal to the amount which he would have received under our retirement program had payments to him under the agreement been treated as covered compensation under the retirement program, which benefit will be paid in a lump sum using actuarial assumptions and the discount rate which would be utilized for purposes of funding a plan termination.

If these employment and non-compete agreements had been triggered due to a change in control on December 31, 2006, the agreements would have provided for the following based on compensation levels for fiscal year ended 2006: Denis McGlynn, President and Chief Executive Officer—(a) $500,000 change in control fee; (b) 60 month extension period paying up to an aggregate of $2,130,520 over the term of the extension period; and (c) $425,080 for the lump sum pension benefit calculated on the amounts paid under clauses (a) and (b). Mr. McGlynn’s agreement also requires that for a 24 month period following a change in control he will provide certain assistance to us with respect to legislative matters within the State of Delaware. Edward J. Sutor, Executive Vice President and Chief Operating Officer—(a) $250,000 change in control fee; (b) 24 month extension period paying up to an aggregate of $566,166 over the term of the extension period; and (c) $105,532 or the lump sum pension benefit calculated on the amounts paid under clauses (a) and (b). Timothy R. Horne, Senior Vice President-Finance and Chief Financial Officer and Treasurer—(a) $250,000 change in control fee; (b) 24 month extension period paying up to an aggregate of $500,000 over the term of the extension period and (c) $43,765 for the lump sum pension benefit calculated on the amounts paid under clauses (a) and (b). Klaus M. Belohoubek, Senior Vice President-General Counsel and Secretary—(a) $250,000 change in control fee; (b) 24 month extension period paying up to an aggregate of $380,000 over the term of the extension period and (c) $49,039 for the lump sum pension benefit calculated on the amounts paid under clauses (a) and (b). Mr. Belohoubek’s agreement also requires that we provide him with certain accommodations relative to office space and office equipment through January 2008.

To the extent that any of the payments or benefits due to the executive officer constitute an excess “parachute payment” under the Internal Revenue Code and result in the imposition of an excise tax, each agreement requires that we pay the executive the amount of such excise tax plus any additional amounts necessary to place the executive officer in the same after-tax position as he would have been had no excise tax been imposed. We estimate that the tax gross up that would have been paid to each executive officer under the agreements in the event the agreements had been triggered due to a change in control on December 31, 2006 as follows:  Denis McGlynn, $1,464,109; Edward J. Sutor, $300,951; Timothy R. Horne, $356,813; and Klaus M. Belohoubek, $406,743. These are estimated maximum tax gross ups and assume that none of the payments made to the executive officers after the hypothetical change in control would be characterized as reasonable compensation for services rendered. Each agreement provides that fifty percent of the monthly amount paid during the extension period is paid in consideration of the executive officer’s non-compete covenants. The exclusion of these amounts would reduce the calculated amount of excess parachute payments subject to tax. However, as we are unable to conclude whether the Internal Revenue Service would characterize all or some of these non-compete payments as reasonable compensation for services rendered, we have included the full amount of these payments in our calculation.

The agreements do not alter the terms of any options or restricted stock awards previously granted to the executive officers. As noted above under the heading Equity Based Awards, none of our outstanding options or restricted stock awards contain a change of control provision that would automatically accelerate the vesting of options or restricted shares in the event of a change of control.

Other Compensation

Other compensation to our executives include employee benefits made available on the same terms to all of our full-time employees, such as group medical, dental and vision coverage, group life insurance, pension and a 401(k) savings plan. Pension benefits are described in more detail below under the heading PENSION BENEFITS. Perquisites offered to our executive officers are fairly modest compared to those provided to senior executives at other public companies. We provide an automobile (or an automobile allowance) to Messrs. McGlynn, Sutor and Horne. Other perquisites are noted in the notes to our SUMMARY COMPENSATION TABLE or are below the threshold for which disclosure is required.

Two of our executive officers, Denis McGlynn and Klaus Belohoubek are also executive officers of Dover Motorsports, Inc. and receive compensation directly from Dover Motorsports, Inc. Timothy Horne is also an employee of Dover Motorsports, Inc. and receives compensation directly from Dover Motorsports, Inc. The members of our Compensation and Stock Incentive Committee also constitute the Compensation and Stock Incentive Committee of Dover Motorsports, Inc. In determining the compensation for these executive officers, the Committee considers the dual responsibilities of these executives and sets compensation at such levels such that the aggregate compensation received from both companies is reasonable in light of the responsibilities of the executive for each company and the performance of the executive and the performance of each company. Mr. Horne received salary of $35,000 from Dover Motorsports, Inc. for services performed in fiscal year ended 2006 and is being paid a similar salary in fiscal year 2007. A discussion of the compensation paid to Messrs. McGlynn and Belohoubek at Dover Motorsports, Inc. is contained in its annual proxy statement filed with the Securities and Exchange Commission.

CEO Compensation

Denis McGlynn’s compensation is determined by the Compensation and Stock Incentive Committee. As is the case with respect to the executive officers, our Chief Executive Officer’s compensation is based upon both our operating performance and his individual performance. The CEO’s compensation consists of the same three elements identified above with respect to executive officers: salary, an annual incentive, and, in some years, grants of stock options or other stock based awards such as restricted stock. The determination of salary and the grant of stock based awards, if any, are subjective and not based upon any specific formula or guidelines. An annual discretionary performance based incentive has been established for Denis McGlynn. The incentive for fiscal year ending 2007 remains the same as the incentive established for fiscal year ended 2006. There is no formal agreement for this discretionary performance incentive. It is based on the following resolution adopted by our Compensation & Stock Incentive Committee:  “RESOLVED that the determination of a discretionary annual incentive for fiscal year ending 2007 will be dependent upon an overall favorable evaluation of the Chief Executive Officer’s performance and be calculated as five percent of the year over year increase in the Company’s pre-tax earnings less $100,000, as determined by this Committee in its sole discretion.”  The incentive disclosed for the CEO in the SUMMARY COMPENSATION TABLE includes $144,650 paid in early 2007 for performance in fiscal year ended 2006 which was determined by this calculation. The CEO is also one of the executives entitled to participate in the special discretionary budget incentive described above pursuant to which various officers may be entitled to receive a cash incentive of up to $15,000.

The Compensation Committee Report shall not be incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such acts.

COMPENSATION COMMITTEE REPORT

We have reviewed and discussed the above COMPENSATION DISCUSSION AND ANALYSIS with management.

Based upon this review and discussion, we have recommended to the Board of Directors that the COMPENSATION DISCUSSION AND ANALYSIS be included in this Proxy Statement.

Compensation and Stock Incentive Committee

Henry B. Tippie, Chairman

R. Randall Rollins

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT

Section 16(a) of the Securities Exchange Act of 1934 requires our officers and directors and persons who own more than ten percent of a registered class of our equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and greater than ten percent stockholders are required to furnish us with copies of all Section 16(a) forms they file.

Based on our review of the copies of such forms, we believe that during fiscal year ended December 31, 2006, all filing requirements applicable to our officers, directors and greater than ten percent beneficial owners were complied with, except as noted below: Patrick Bagley inadvertently filed a Form 4 two days late relative to an option exercise for 10,000 shares of Common Stock.

EXECUTIVE COMPENSATION

Shown below is information concerning the annual compensation for the fiscal year ended December 31, 2006 of those persons who were, at December 31, 2006:

•       our Principal Executive Officer and Principal Financial Officer; and

•       our two other most highly compensated executive officers whose total annual salary exceeded $100,000:

SUMMARY COMPENSATION TABLE

Name and Principal Position(1)	Year	Salary ($)	Bonus ($)	Stock Awards(2) ($)	Option Awards(2) ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings(3) ($)	All Other Compensation ($)	Total ($)
Denis McGlynn	2006	$250,000	$159,650	$41,295	$40,525	—	$119,184	—	$610,654
President & Chief
Executive Officer
{Principal Executive Officer}
Timothy R. Horne Sr.	2006	$200,000	$65,000	$28,328	$27,513	—	$11,248	—	$332,089
Vice President-Finance,
Treasurer & Chief
Financial Officer
{Principal Financial Officer}
Edward J. Sutor	2006	$240,000	$71,278	$28,328	$34,116	—	$48,241	—	$421,963
Executive Vice President &
Chief Operating Officer
Klaus M. Belohoubek Sr.	2006	$165,000	$40,000	$28,328	$39,843	—	$12,961	—	$286,132
Vice President-General
Counsel& Secretary

(1)           Denis McGlynn and Klaus M. Belohoubek hold the same executive officer titles with Dover Motorsports, Inc. As noted above in our COMPENSATION DISCUSSION AND ANALYSIS, Messrs. McGlynn, Belohoubek and Horne are separately compensated by that entity.

(2)           These amounts represent the dollar amount recognized for financial reporting purposes with respect to fiscal year 2006 for prior year option grants and current year and prior year grants of restricted Common Stock awarded under our Stock Incentive Plan, all computed in accordance with SFAS No. 123R. Please refer to Notes 2 and 8 to our consolidated financial statements contained in our Form 10-K for the period ending December 31, 2006 for a discussion of the assumptions used in these computations. When calculating the amounts shown in this table, we have disregarded all estimates of forfeitures. Our Form 10-K has been included in our Annual Report and provided to our stockholders.

(3)           These amounts represent the change during fiscal year ended 2006 of the actuarial value of accrued pension benefits under our Pension Plan and Excess Benefit Plan described below under PENSION BENEFITS.

GRANTS OF PLAN-BASED AWARDS

The shares of Common Stock disclosed in the table below represent grants of restricted Common Stock under our Stock Incentive Plan awarded in fiscal year 2006 to the executives named in our SUMMARY COMPENSATION TABLE. All grants of restricted Common Stock vest one-fifth per year beginning on the second anniversary of the grant date. Restricted shares have full voting and dividend rights. However, until the shares vest, they cannot be sold, transferred or pledged. Should the executive leave our employment for any reason prior to the vesting dates (other than due to death or retirement on or after age 65), the unvested shares will be forfeited. We have not issued any stock options in the past three fiscal years and have no immediate plans to issue additional stock options.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of	All Other Option Awards: Number of Securities Underlying	Exercise or Base Price of Option	Grant Date Fair Value of Stock and
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	Stock or Units (#)	Options (#)	Awards ($/Sh)	Option Awards(1)

Denis McGlynn	1/3/06	—	—	—	—	—	—	10,500	—	—	$100,590
Timothy R. Horne	1/3/06	—	—	—	—	—	—	7,500	—	—	$71,850
Edward J. Sutor	1/3/06	—	—	—	—	—	—	7,500	—	—	$71,850
Klaus M. Belohoubek	1/3/06	—	—	—	—	—	—	7,500	—	—	$71,850

(1)                These amounts represent aggregate grant date fair value for grants of restricted Common Stock awarded in fiscal year 2006 under our Stock Incentive Plan computed in accordance with SFAS No. 123R. Please refer to Notes 2 and 8 to our consolidated financial statements contained in our Form 10-K for the period ending December 31, 2006 for a discussion of assumptions used in this computation. When calculating the amounts shown in this table, we have disregarded all estimates of forfeitures. Our Form 10-K has been included in our Annual Report and provided to our stockholders.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The table below sets forth details concerning outstanding option awards made in prior years to the executives named in our SUMMARY COMPENSATION TABLE, including the grant date, the expiration date, the option exercise price, and the number of shares of Common Stock underlying the grants both exercisable and unexercisable. As we have not issued any stock options in the past three fiscal years, the grant dates for all of these options are from fiscal year ended 2003 and earlier. The table below also sets forth the total number of restricted shares of Common Stock that were granted in prior years to the executives named in our SUMMARY COMPENSATION TABLE but which have not yet vested, together with the market value of these unvested shares based on the $13.37 closing price of our Common Stock on December 31, 2006.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date(1)	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Denis McGlynn	26,250	0	—	$6.48	1/03/2007(2)	27,935	$373,491	—	—
	8,700	28,050	—	$5.99	5/04/2010(3)
	20,000	10,000	—	$7.97	5/01/2010(4)
	2,184	4,825	—	$6.34	1/02/2011(5)
	16,563	10,294	—	$6.34	1/02/2011(6)
Timothy R. Horne	10,500	0	—	$6.48	1/03/2007(7)	19,122	$255,661	—	—
	21,000	0	—	$5.99	5/04/2008(8)
	12,000	6,000	—	$7.97	5/01/2010(9)
	15,000	15,000	—	$6.34	1/02/2011(10)
Edward J. Sutor	66,160	0	—	$7.44	3/17/2006(11)	18,300	$244,671	—	—
	28,354	0	—	$5.99	5/04/2008(12)
	9,000	4,500	—	$7.97	5/01/2010(13)
	2,520	10,980	—	$7.97	5/01/2010(14)
	0	30,000	—	$6.34	1/02/2011(15)
Klaus M. Belohoubek	7,875	0	—	$6.48	1/03/2007(16)	18,300	$244,671	—	—
	7,875	0	—	$5.99	5/04/2008(17)
	965	200	—	$6.11	1/31/2009(18)
	21,248	9,086	—	$6.11	1/31/2009(19)
	15,000	7,500	—	$7.97	5/01/2010(20)
	6,896	15,604	—	$6.34	1/02/2011(21)

(1) Unless otherwise noted, all options have eight year terms with vesting as follows:  one-sixth become exercisable beginning one year after date of grant and an additional one-sixth becomes exercisable over the succeeding five years.  (2) Options granted 1/4/1999 and fully exercised in fiscal year 2007. (3) Ten-year options granted 5/5/2000 with vesting as follows: 8,700 shares currently exercisable; 9,280 shares each on 5/5/2007, 5/5/2008 and 5/5/2009; and 210 shares on 1/1/2010. (4) Options granted 5/9/2002. (5) Options granted 1/3/2003 with exercisability phasing in as follows: 2,184 currently exercisable; 726 shares on 1/3/2007; 723 shares on 1/3/2008; and 7,009 shares on 1/3/2009. (6) Options granted 1/3/2003 with exercisability phasing in as follows: 16,563 currently exercisable; 5,523 shares on 1/3/2007; and 4,771 shares on 1/3/2008. (7) Options granted 1/4/1999 and fully exercised in fiscal year 2007. (8) Options granted 5/5/2000 and are fully exercisable. (9) Options granted 5/2/2002. (10) Options granted 1/3/2003. (11) Options granted 3/18/1999 and all fully exercised in fiscal year 2007. (12) Options granted 5/5/2000 and are all fully exercisable. (13) Options granted 1/2/2002. (14) Options granted 5/2/2002 with vesting as follows:  2,520 currently exercisable; 6,480 shares on 5/2/2007; and 4,500 shares on 5/2/2008. (15) Options granted 1/3/2003 with vesting as follows:  7,629 shares on 1/3/07; 10,117 shares on 1/3/2008; and 12,254 shares on 1/3/2009. (16) Options granted 1/4/1999 and all fully exercised in fiscal year 2007. (17) Options granted 5/5/2000 and are all fully exercisable. (18) Options granted 2/1/2001. (19) Options granted 2/1/2001 and are all fully exercisable except for 9,806 shares which become exercisable 2/1/2007. (20) Options granted 5/2/2002. (21) Options granted 1/3/2003 with vesting as follows: 6,896 currently exercisable; 2,298 shares on 1/3/2007; 9,555 shares on 1/3/2008; and 3,751 shares on 1/3/2009.

OPTION EXERCISES AND STOCK VESTED

The following table sets forth:

•       the number of shares of Common Stock acquired by the executives named in the SUMMARY COMPENSATION TABLE upon the exercise of stock options during the fiscal year ended December 31, 2006;

•       the aggregate dollar amount realized on the exercise dated for such options computed by multiplying the number of shares acquired by the difference between the market value of the shares on the exercise date and the exercise price of the options;

•       the number of shares of restricted Common Stock acquired by the executives upon the vesting of shares during the fiscal year ended December 31, 2006; and

•       the aggregate dollar amount realized on the vesting date for such restricted stock computed by multiplying the number of shares which vested by the market value of the shares on the vesting date.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Denis McGlynn	—	—	1,800	$29,520
Timothy R. Horne	—	—	1,200	$19,680
Edward J. Sutor	—	—	1,200	$19,680
Klaus M. Belohoubek	18,900	$173,943	1,200	$19,680

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

In conjunction with our spin-off from Dover Motorsports, Inc. (“DVD”) on April 1, 2002, we entered into various agreements with DVD that addressed the allocation of assets and liabilities between the companies and that define the companies’ relationship after the separation. These include the Real Property Agreement, the Transition Support Services Agreement, and the Tax Sharing Agreement. Patrick J. Bagley, Kenneth K. Chalmers, Denis McGlynn, Jeffrey W. Rollins, John W. Rollins, Jr., R. Randall Rollins and Henry B. Tippie are all Directors of both companies. Denis McGlynn and Klaus M. Belohoubek are executive officers of both companies and Patrick J. Bagley is the Chief Financial Officer of DVD.

The Real Property Agreement governs certain leases and easements affecting our Dover, Delaware facility. Under the Transition Support Services Agreement, each company provides to the other certain administrative and operational services. The agreement may be terminated in whole or in part 90 days after the request of the party receiving the services or 180 days after the request of the party providing the services. The Tax Sharing Agreement provides for, among other things, the treatment of income tax matters for periods beginning before and including the date of the spin-off and any taxes resulting from transactions effected in connection with the spin-off.

During the year ended December 31, 2006 we allocated corporate costs of $1,614,000 to DVD for certain administrative and operating services, and DVD allocated costs of $121,000 to us. The allocations were based on an analysis of each company’s share of the costs. In connection with DVD’s 2006 NASCAR event weekends at Dover International Speedway, we provided certain catering services for which DVD was invoiced $965,000. DVD invoiced us $149,000 for tickets purchased to the 2006 events and other event related items. The net costs incurred by each company for these services are not necessarily indicative of the costs that would have been incurred if the companies had been unrelated entities and/or had otherwise independently managed these functions; however, management believes that these costs are fair and reasonable.

Our use of DVD’s 5/8 mile harness racing track is under an easement granted to us by DVD which does not require the payment of any rent. Under the terms of the easement we have exclusive use of the harness track during the period beginning November 1 of each year and ending April 30 of the following year, together with set up and tear down rights for the two weeks before and after such period. The harness track is located on property owned by DVD and is on the inside of DVD’s one-mile motorsports superspeedway. Our indoor grandstands are used by DVD at no charge in connection with DVD’s motorsports events. DVD also leases their principal executive office space from us. Various easements and agreements relative to access, utilities and parking have also been entered into between DVD and us relative to our respective Dover, Delaware facilities.

Our Chairman, Henry B. Tippie, controls in excess of fifty percent of our voting power. Please refer to the discussion above under the heading, CORPORATE GOVERNANCE AND BOARD OF DIRECTORS’ COMMITTEES AND MEETINGS—Controlled Corporation Status. Mr. Tippie also controls in excess of fifty percent of DVD’s voting power.

Our Code of Business Conduct and Ethics for Directors and Executive Officers and Related Party Transactions Policy provides that related party transactions, as defined in Regulation S-K, Item 404(a) must be reviewed, approved and/or ratified by our Nominating and Corporate Governance Committee. As set forth in our Code, our Nominating & Corporate Governance Committee has the responsibility to ensure that it only approve or ratify related party transactions that are in compliance with applicable law, consistent with our corporate governance policies (including those relative to conflicts of interest and usurpation of corporate opportunities) and on terms that are deemed to be fair to us. The Committee has the authority to hire legal, accounting, financial or other advisors as it may deem necessary or desirable and/or to delegate responsibilities to our executive officers in connection with discharging its duties. A copy of the Code is available at our website (www.doverdowns.com) under the heading Investor Relations. All related party transactions for fiscal year ended December 31, 2006 were reviewed, approved and/or ratified by the Nominating & Corporate Governance Committee in accordance with the Code.

PENSION BENEFITS

We maintain a non-contributory qualified defined benefit plan, referred to as the Pension Plan. All of our full time employees are eligible to participate in the Pension Plan. Up to September 30, 1989, retirement benefits were equal to the sum of from 1% to 1.8% of an employee’s annual cash compensation for each year of service to age 65. Commencing October 1, 1989 and thereafter, retirement benefits are equal to the sum of 1.35% of earnings up to covered compensation, as that term is defined in the Pension Plan, and 1.7% of earnings above covered compensation. Pensionable earnings includes regular salaries or wages, commissions, bonuses, overtime earnings and short-term disability income protection benefits.

Retirement benefits are not subject to any reduction for Social Security benefits or other offset amounts. An employee’s benefits may be paid in certain alternative forms having actuarially equivalent values. Retirement benefits are fully vested after the completion of five years of credited service or, if earlier, upon reaching age 55.

We also maintain a non-qualified, defined benefit plan, referred to as the Excess Benefit Plan, which provides benefits that would otherwise be provided under the qualified pension plan but for maximum benefit and compensation limits applicable under federal tax law.

The percentage of benefit paid under the Pension Plan and Excess Benefit Plan is reduced depending on the age at which benefits begin as follows:

Age Benefits Begin	Percentage of Benefit Paid
64	100
63	100
62	100
61	95
60	90
59	85
58	80
57	75
56	70
55	65

The following executives were eligible for early retirement under these plans based on their age at December 31, 2006: Denis McGlynn, age 60; and Edward Sutor, age 57.

The following table sets forth the following information relative to the Pension Plan and the Excess Benefit Plan for each of the executives named in the SUMMARY COMPENSATION TABLE:

•       The number of years of service credited to the executive under the plans;

•       The actuarial present value of the executive’s accumulated benefit under the plans; and

•       The dollar amount of any payments and benefits paid to the executive during the fiscal year ended December 31, 2006.

None of these executives have since the inception of the Pension Plan and the Excess Benefit Plan received any payments or had any benefits paid under either plan.

PENSION BENEFITS

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit(1) ($)	Payments During Last Fiscal Year ($)
Denis McGlynn	Pension Plan	5	$168,697	—
	Excess Benefit Plan		$101,942
Timothy R. Horne	Pension Plan	5	$38,953	—
	Excess Benefit Plan		$1,521
Edward J. Sutor	Pension Plan	7	$174,731	—
	Excess Benefit Plan		$25,611
Klaus M. Belohoubek	Pension Plan	5	$54,822	—

(1)          The actuarial present value of the executive’s accumulated benefit under the Pension Plan or the Excess Benefit Plan is computed as of the measurement date used for financial statement reporting purposes and the valuation method and material assumptions applied are set forth in Note 7 to our consolidated financial statements contained in our Form 10-K for the period ending December 31, 2006. The calculation uses an assumed retirement age of 62 since this represents the earliest age at which unreduced benefits can commence under the plans. Our Form 10-K has been included in our Annual Report and provided to our stockholders. Mr. Sutor had assets transferred to the Pension Plan from a previous employer.

We also maintain a deferred compensation plan pursuant to section 401(k) of the Internal Revenue Code for all of our full-time employees who have completed ninety (90) days of service. Covered employees may contribute up to 15% of their compensation for each calendar year. We contribute up to 100% of the first $250 of compensation contributed by any covered employee to the plan. An employee’s maximum annual contribution to the plan beginning in 2007 is $15,500 for employees under age 50 and $20,500 for employees over age 50. All contributions are funded by us currently.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our Board of Directors has not selected or recommended the name of an independent registered public accounting firm for approval or ratification by the stockholders. Our Board of Directors believes that it will be in our and your best interests if it is free to make such determination based upon all factors that are then relevant.

KPMG LLP served as our independent registered public accounting firm for the fiscal year ended December 31, 2006. A representative of KPMG LLP will be present at the Annual Meeting and will have the opportunity to make a statement should the representative so desire. The representative also will be available to answer appropriate questions from stockholders.

During the fiscal year ended December 31, 2006, KPMG LLP’s services rendered to us primarily consisted of auditing our consolidated financial statements, our management’s assessment that we maintained effective internal control over financial reporting as of our year end and the effectiveness of our internal control over financial reporting, as well as performing quarterly reviews of the nature described in Statement on Auditing Standards No. 100, Interim Financial Information.

AUDIT AND NON-AUDIT FEES

The following table sets forth fees for services KPMG LLP provided during fiscal years 2006 and 2005:

	2006	2005
Audit fees(1)	$412,500	$422,158
Audit-related fees	—	—
Tax fees	—	—
All other fees	—	—
Total	$412,500	$422,158

(1)          Represents fees for professional services provided in connection with the audit of our annual consolidated financial statements, our management’s assessment that we maintained effective internal control over financial reporting as of our year end, the effectiveness of our internal control over financial reporting and review of our quarterly consolidated financial statements.

The Audit Committee has determined that the provision of non-audit services by KPMG LLP is compatible with maintaining KPMG LLP’s independence. In accordance with its charter, the Audit Committee approves in advance all audit and non-audit services to be provided by KPMG LLP. In other cases, the Chairman of the Audit Committee has the delegated authority from the Committee to pre-approve certain additional services, and such pre-approvals are communicated to the full Committee at its next meeting. During the fiscal years ended December 31, 2006 and 2005, KPMG LLP did not provide to us any non-audit services.

STOCKHOLDER PROPOSALS

Appropriate proposals of eligible stockholders intended to be presented at our next Annual Meeting of Stockholders must be received by us no later than November 30, 2007 for inclusion in the Proxy Statement and form of proxy relating to that meeting. An eligible stockholder must be a record or beneficial owner of at least one percent (l%) or $2,000 in market value of securities entitled to be voted at the meeting, must have held such securities for at least one year, and must continue to hold the securities through the date of the meeting. Proposals must comply with Securities and Exchange Commission regulations regarding inclusion of shareholder proposals in company-sponsored proxy materials. Stockholders are also advised to review our By-Laws, which contain additional requirements, including the need to provide advance notice of stockholder proposals and Director nominations. Under our By-Laws, in order for a stockholder to properly bring business before the meeting, the stockholder must have given timely notice thereof in writing to our Secretary. To be timely, the stockholder’s notice must be in writing, delivered or mailed by first class United States mail, postage prepaid, to our Secretary and received not less than ninety days prior to the anniversary of the prior year’s annual meeting of stockholders. Such notice may be addressed to Klaus M. Belohoubek, Senior Vice President—General Counsel and Secretary, 3505 Silverside Road, Plaza Centre Building, Suite 203, Wilmington, DE 19810, and shall set forth as to each matter the stockholder proposes to bring before the meeting (a) a brief description of the business desired to be brought before the meeting, (b) as to the stockholder giving such notice (i) the name and address, as they appear on our stock ledger, of such stockholder, (ii) the class and number of our shares which are beneficially owned by such stockholder, and (iii) if the stockholder intends to solicit proxies in support of such stockholder’s proposal, a representation to that effect; and (c) any material interest of the stockholder in such business. For Director nominations, please refer to CORPORATE GOVERNANCE AND BOARD OF DIRECTORS’ COMMITTEES AND MEETINGS—Director Nominations above.

ANNUAL REPORT

Our Annual Report as of and for the year ended December 31, 2006 is being provided to you with this Proxy Statement. The Annual Report includes our Form 10-K (without exhibits). The Annual Report is not considered proxy soliciting material.

FORM 10-K

On written request of any record or beneficial stockholder, we will provide, free of charge, a copy of our Annual Report on Form 10-K for the year ended December 31, 2006, which includes our consolidated financial statements. Requests should be made in writing and addressed to: Timothy R. Horne, Senior Vice President—Finance, Treasurer and Chief Financial Officer, Dover Downs Gaming & Entertainment, Inc., P.O. Box 1412, Dover, DE 19903. We will charge reasonable out-of-pocket expenses for the reproduction of exhibits to Form 10-K should a stockholder request copies of such exhibits.

OTHER MATTERS

Our Board of Directors knows of no business other than the matters set forth herein which will be presented at the meeting. Since matters not known at this time may come before the meeting, the enclosed proxy gives discretionary authority with respect to such matters as may properly come before the meeting and it is the intention of the persons named in the proxy to vote in accordance with their judgment on such matters.

By Order of the Board of Directors

Klaus M. Belohoubek
Senior Vice President—General Counsel and Secretary

Dover, Delaware
March 30, 2007

EXHIBIT A

DOVER DOWNS GAMING & ENTERTAINMENT, INC.

CHARTER OF THE AUDIT COMMITTEE

OF THE BOARD OF DIRECTORS

PURPOSE

The Audit Committee (the “Committee”) is appointed by the Board of Directors (the “Board”) to assist the Board in fulfilling its oversight responsibilities.  The Committee’s primary purpose is to monitor the integrity of the Company’s financial reporting process, including (by overseeing the financial reports and other financial information provided by the Company to any governmental or regulatory body, the public or other users thereof) the Company’s systems of internal accounting and financial controls, the performance of the Company’s internal audit function, the qualifications and independence of the Company’s independent registered public accounting firm, the Company’s compliance with ethics policies and legal and regulatory requirements statements, and the annual independent audit of the Company’s financial statements.  The Committee will monitor the independence, performance, and qualifications of the Company’s independent registered public accounting firm.

In discharging its oversight role, the Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities and personnel of the Company.  The Committee is authorized to retain outside counsel, auditors or other experts and professionals for this purpose.  The Board and the Committee are in place to represent the Company’s shareholders; accordingly, the Company’s independent registered public accounting firm is ultimately accountable to the Board and the Committee.

The Company shall provide appropriate funding, as determined by the Committee, for payment of compensation to any registered public accounting firm engaged for the purpose of rendering or issuing an audit report or related work or performing other audit, review or attest services for the Company and to any advisors employed by the Company as well as ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties.

MEMBERSHIP

The Committee shall be comprised of not less than three members of the Board, and the Committee’s composition shall meet all requirements of the Audit Committee policy of the New York Stock Exchange.

Accordingly, all of the members must be directors:

•                    Who are independent of management and the Company.  Members of the Committee shall be considered independent as long as they do not accept any consulting, advisory, or compensatory fee from the Company and are not an affiliated person of the Company or its subsidiaries, and meet the independence requirements of the New York Stock Exchange.  Under the Rule 10A-3 to Securities Exchange Act of 1934, disallowed payments to an Audit Committee member include payments made directly or indirectly, and for these purposes “indirect” acceptance shall include (a) payments to spouses, minor children or stepchildren or children or stepchildren sharing a home with the member and (b) payments accepted by an entity in which such member is a partner, member, officer such as a managing director occupying a comparable position or executive officer, or occupies a similar position (except limited partners, non-managing members and those occupying similar positions who, in each case, have no active role in providing services to the entity) and which provides accounting, consulting, legal, investment banking or financial advisory services to the Company or any subsidiary.

•                    Who are financially literate or who become financially literate within a reasonable period of time after appointment to the Committee.  In addition, at least one member of the Committee must be an “audit committee financial expert” as defined by SEC regulations.

KEY RESPONSIBILITIES

The Committee’s primary responsibility is to oversee the Company’s financial reporting process on behalf of the Board and report results of their activities to the Board on a regular basis.  While the Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles.  Management is responsible for the preparation, presentation, and integrity of the Company’s financial statements and for the appropriateness of the accounting principles and reporting policies that are used by the Company as well as the Company’s internal controls.  The  Company’s independent registered public accounting firm is responsible for performing an independent audit of the Company’s financial statements in accordance with auditing standards generally accepted in the United States and for issuing a report thereon.

The Committee, in carrying out its responsibilities, believes its policies and procedures should remain flexible, in order to best react to changing conditions and circumstances.  The Committee should take appropriate actions to set the overall corporate “tone” for quality financial reporting, sound business risk practices, and ethical behavior.  The following shall be the principal duties and responsibilities of the Committee.  These functions are set forth as a guide with the understanding that the Committee may diverge from this guide as appropriate under the circumstances.

The Committee shall be directly responsible for the appointment and termination (subject, if applicable, to shareholder ratification), compensation, and oversight of the work of the Company’s independent registered public accounting firm, including resolution of disagreements between management and the firm regarding financial reporting.  The Committee shall pre-approve all audit and non-audit services provided by the Company’s independent registered public accounting firm and shall not engage the firm to perform the specific non-audit services proscribed by law or regulation.  The Committee may delegate pre-approval authority to a member of the Committee.  The decisions of any Committee member to whom pre-approval authority is delegated must be presented to the full Committee at its next scheduled meeting.

At least annually, the Committee shall obtain and review a report by the Company’s independent registered public accounting firm describing:

•                    The firm’s internal quality control procedures.

•                    Any material issues raised by the most recent internal quality control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues.

•                    All relationships between the Company’s independent registered public accounting firm and the Company (to assess the firm’s independence).

In addition, the Committee shall set clear hiring policies for employees or former employees of the Company’s independent registered public accounting firm that meet the SEC regulations and the New York Stock Exchange listing standards.

The Committee shall discuss with the internal auditors and the Company’s independent registered public accounting firm the overall scope and plans for their respective audits, including the adequacy of staffing and compensation.  Also, the Committee shall discuss with management, the internal auditors, and the Company’s independent registered public accounting firm the adequacy and effectiveness of the accounting and financial controls, including the Company’s policies and procedures to assess, monitor, and manage business risk, and legal and ethical compliance programs (e.g. Company’s Code of Business Conduct).

The Committee shall meet separately periodically with management, the internal auditors, and the Company’s independent registered public accounting firm to discuss issues and concerns warranting Committee attention.  The Committee shall provide sufficient opportunity for the internal auditors and the Company’s independent registered public accounting firm to meet privately with the members of the Committee.  The Committee shall review with the Company’s independent registered public accounting firm any audit problems or difficulties and management’s response.

The Committee shall receive regular reports from the Company’s independent registered public accounting firm on the critical accounting policies and practices of the Company, and all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management.

The Committee shall review management’s assertion on its assessment of the effectiveness of internal controls as of the end of the most recent fiscal year and the Company’s independent registered public accounting firm’s report on management’s assertion.

The Committee shall review and discuss earnings press releases, as well as financial information and earnings guidance provided to analysts and rating agencies.

The Committee shall review the interim financial statements and disclosures under Management’s Discussion and Analysis of Financial Condition and Results of Operations with management and the Company’s independent registered public accounting firm prior to the filing of the Company’s Quarterly Report on Form 10-Q.  Also, the Committee shall discuss the results of the quarterly review and any other matters required to be communicated to the Committee by the Company’s independent registered public accounting firm under generally accepted auditing standards.  The chair of the Committee may represent the entire Committee for the purposes of this review.

The Committee shall review with management and the Company’s independent registered public accounting firm the financial statements and disclosures under Management’s Discussion and Analysis of Financial Condition and Results of Operations to be included in the Company’s Annual Report on Form 10-K (or the annual report to shareholders if distributed prior to the filing of Form 10-K), including their judgment about the quality, not just the acceptability, of accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements.  Also, the Committee shall discuss the results of the annual audit and any other matters required to be communicated to the Committee by the Company’s independent registered public accounting firm under generally accepted auditing standards.

The Committee shall establish procedures for the receipt, retention, and treatment of complaints received by the issuer regarding accounting, internal accounting controls, or auditing matters, and the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

The Committee shall receive corporate attorneys’ reports, if any, of evidence of a material violation of securities laws or breaches of fiduciary duty.

The Committee also prepares its report to be included in the Company’s annual proxy statement, as required by SEC regulations.

The Committee shall perform an evaluation of its performance at least annually to determine whether it is functioning effectively.

Last updated January 24, 2007

DOVER DOWNS GAMING & ENTERTAINMENT, INC.

PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR ANNUAL MEETING OF STOCKHOLDERS

WEDNESDAY, APRIL 25, 2007, 11:30 A.M.

The undersigned hereby constitutes and appoints Henry B. Tippie and Denis McGlynn, and each of them jointly and severally, proxies with full power of substitution, to vote all shares of Common Stock and Class A Common Stock which the undersigned is entitled to vote at the Annual Meeting of Stockholders of Dover Downs Gaming & Entertainment, Inc. to be held on April 25, 2007 at 11:30 A.M., Kent Room, Dover Downs Hotel, 1131 N. DuPont Highway, Dover, Delaware, or at any adjournment thereof, on all matters set forth in the Notice of Annual Meeting and Proxy Statement dated March 30, 2007, as follows:

(Mark only one box)

1.          ELECTION OF DIRECTORS

Nominees:	John W. Rollins, Jr. and Patrick J. Bagley

☐	VOTE FOR all nominees listed above; except vote withheld from following nominee (if any):

☐	VOTE WITHHELD FROM all nominees.

2.   At their discretion, upon such matters as may properly come before the Annual Meeting or any adjournment thereof.

(OVER)

(CONTINUED FROM OTHER SIDE)

The undersigned acknowledges receipt of the aforesaid Notice of Annual Meeting and Proxy Statement, each dated March 30, 2007, grants authority to any of said proxies, or their substitutes, to act in the absence of others, with all the powers which the undersigned would possess if personally present at such meeting, and hereby ratifies and confirms all that said proxies, or their substitutes, may lawfully do in the undersigned’s name, place and stead.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF DOVER DOWNS GAMING & ENTERTAINMENT, INC. AND THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN ACCORDANCE WITH YOUR INSTRUCTIONS. IF NO CHOICE IS SPECIFIED BY YOU, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE DIRECTORS NOMINATED.

Please sign below, date and return promptly.

Signature(s) of Stockholder(s)

DATED: , 2007

Signature(s) should conform to name(s) and title(s) stenciled hereon. Executors, administrators, trustees, guardians and attorneys should add their title(s) on signing.

NO POSTAGE IS REQUIRED IF THIS PROXY IS RETURNED IN THE ENCLOSED ENVELOPE AND MAILED IN THE UNITED STATES